UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 22, 2012

THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Florida

(State or Other Jurisdiction of Incorporation)

1-14260	65-0043078

(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida	33487

(Address of Principal Executive Offices)	(Zip Code)

(561) 893-0101

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2012, The GEO Group, Inc. (“GEO”) filed a Form 8-K (the “Form 8-K”) announcing that the Compensation Committee of the Board of Directors of GEO had agreed to undertake certain actions with respect to executive compensation matters. These actions included a review of GEO’s executive compensation agreements and arrangements with all of GEO’s named executive officers. The Form 8-K stated that this review would be conducted during the one-year period following the date of the filing of the Form 8-K.

In connection with such review, GEO is announcing that on August 22, 2012, it entered into certain amended compensation arrangements with George C. Zoley, its Chairman and CEO (“Mr. Zoley”). The amended compensation arrangements consist of a Third Amended and Restated Executive Employment Agreement between GEO and Mr. Zoley, dated and effective August 22, 2012 (the “Amended Employment Agreement”) and an Amended Retirement Agreement between GEO and Mr. Zoley, dated and effective August 22, 2012 (the “Amended Retirement Agreement”).

The following is a summary of the material amendments contained in the Amended Employment Agreement as compared to Mr. Zoley’s prior employment agreement:

•	Mr. Zoley has agreed to reduce the minimum cost of living increase applied to his salary from 5% to 3%;

•

the tax gross-up provision for taxes associated with potential payments subject to Section 280G of the Internal Revenue Code which were included in Mr. Zoley’s prior employment agreement has been eliminated; and

•

the termination payment Mr. Zoley would receive in the event of a termination of employment other than a termination by GEO for cause (as defined in the Amended Employment Agreement) or a termination by Mr. Zoley without good reason (as defined in the Amended Employment Agreement) has been modified from 5x (five times) the amount of Mr. Zoley’s base salary to 3x (three times) the amount of Mr. Zoley’s base salary plus annual bonus.

The following is a summary of the material amendments contained in the Amended Retirement Agreement as compared to Mr. Zoley’s prior retirement agreement:

•	the tax gross-up provision for taxes applicable to Mr. Zoley’s lump sum retirement payment which was included in Mr. Zoley’s prior retirement agreement has been eliminated; and

•

in exchange for the elimination of the tax gross-up provision, the amount of the lump sum retirement payment which Mr. Zoley is entitled to receive has been proportionally increased so that Mr. Zoley would receive substantially the same net benefit he would otherwise have received if the tax gross-up had remained in place.

The descriptions of the Amended Employment Agreement and Amended Retirement Agreement provided above are qualified in their entirety by the Amended Employment Agreement and Amended Retirement Agreement, copies of which are filed as Exhibits 10.42 and 10.43, respectively, to this Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.42	Third Amended and Restated Executive Employment Agreement, dated August 22, 2012, by and between The GEO Group, Inc. and George C. Zoley.

10.43	Amended and Restated Executive Retirement Agreement, dated August 22, 2012, by and between The GEO Group, Inc. and George C. Zoley.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.

August 28, 2012	By:	/s/ Brian R. Evans
Date:		Brian R. Evans
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibi No.	Description
10.42	Third Amended and Restated Executive Employment Agreement, dated August 22, 2012, by and between The GEO Group, Inc. and George C. Zoley.

10.43	Amended and Restated Executive Retirement Agreement, dated August 22, 2012, by and between The GEO Group, Inc. and George C. Zoley.

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